ARTICLES SUPPLEMENTARY
                         TO ARTICLES OF INCORPORATION OF
                           HENNESSY MUTUAL FUNDS, INC.


     Pursuant to Section 2-208 of the Maryland General Corporation Law (the "MGCL"), The Hennessy Mutual Funds, Inc., having its registered office in Baltimore, Maryland (the "Company"), does hereby certify to the State Department of Assessments and Taxation of Maryland (the "Department") that:

     FIRST: The Company is registered as an open-end investment company under the Investment Company Act of 1940.

     SECOND: Pursuant to Section 2-105(a)(9) of the MGCL and Article V of the Company's Articles of Incorporation, the Board of Directors of the Company duly adopted on November 10, 2003 resolutions: (a) designating 25,000,000,000 shares of the Company's previously undesignated shares of common stock, $0.0001 par value as the "Hennessy Cornerstone Growth Fund, Series II" and (b) authorizing and directing the filing of these Articles Supplementary for record with the Department.

     THIRD: (a) The total number of shares of stock which the Company was heretofore authorized to issue was 100,000,000,000 shares of common stock, $0.0001 par value (or an aggregate par value of $10,000,000.00), designated as follows:

                       Fund                               Shares
                       ----                               ------

    Hennessy Cornerstone Growth Fund                  25,000,000,000
    Hennessy Cornerstone Value Fund                   25,000,000,000
    Hennessy Focus 30 Fund                            25,000,000,000
    Undesignated                                      25,000,000,000

     (b) The total number of shares of stock which the Company shall be authorized to issue upon the filing of these Articles Supplementary for record with the Department is 100,000,000,000 shares of common stock, $0.0001 par value (or an aggregate par value of $10,000,000.00), designated as follows:

                       Fund                               Shares
                       ----                               ------

    Hennessy Cornerstone Growth Fund                  25,000,000,000
    Hennessy Cornerstone Growth Fund, Series II       25,000,000,000
    Hennessy Cornerstone Value Fund                   25,000,000,000
    Hennessy Focus 30 Fund                            25,000,000,000

     FOURTH: These Articles Supplementary shall become effective as of the time they are accepted by the Department for record.

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     IN WITNESS WHEREOF, the undersigned officer of the Company who executed the foregoing Articles Supplementary thereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, information and belief, the matters set forth herein are true in all material respects under the penalties for perjury.

     Dated this 17th day of November, 2003.

                                     THE HENNESSY MUTUAL FUNDS, INC.


                                     By: /s/ Neil J. Hennessy
                                         ----------------------------------
                                         Neil J. Hennessy, President

                                     Attest: /s/ Teresa M. Nilsen
                                         ----------------------------------
                                            Teresa M. Nilsen, Secretary




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